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                                                                     Exhibit 4.3


                                SECOND AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

        THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into as of September 12, 1991, between Society Corporation, an Ohio corporation

(the "Company), and First Chicago Trust Company of New York, as Rights Agent

(the "Rights Agent"). This Amendment modifies and amends the Rights Agreement,

dated as of August 25, 1989, between the Company and the Rights Agent, as modified and amended by the First Amendment to Rights Agreement, dated as of

February 21, 1991, also between the Company and the Rights Agent (the Rights

Agreement as amended being herein referred to as the "Rights Agreement") .

                               W I T N E S E T H:
                               ------------------

        WHEREAS, on August 17, 1989, the Board of Directors of the Company

authorized and declared a dividend consisting of one right (a "Right") for each

Common Share, with a par value of $1 each (a "Common Share"), of the Company outstanding on September 12, 1989 (the "Record Date"), each Right initially representing the right to purchase one Common Share of the Company, upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized the issuance of one Right in respect of each Common Share of the Company that is (i) issued after the Record Date but before the earlier of the occurrence of a Triggering Event and the Expiration Date (as such terms are defined in the Rights Agreement), (ii) issued after the Record Date but


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before the Expiration Date in exchange for Common Stock, par value $1.00 per share, of Trustcorp, Inc., a Delaware corporation, upon consummation of the merger of Trustcorp, Inc. into the Company, or (iii) issued upon exercise, after the Record Date but before the Expiration Date, of any employee stock option granted by the Company prior to the occurrence of a Triggering Event; and

        WHEREAS, the Rights remain issued and outstanding as of the date hereof and the Rights Agreement remains in effect with respect thereto; and

        WHEREAS, as of the date hereof no Triggering Event or Shares Acquisition

Date has occurred; and

        WHEREAS, the Company and Ameritrust Corporation, a Delaware corporation

("Ameritrust"), propose to enter into a Society Corporation Stock Option

Agreement (the "Stock Option Agreement") pursuant to which the Company will grant to Ameritrust an option to acquire Common Shares of the Company subject to and in accordance with the terms and conditions set forth in the Stock Option

Agreement; and

        WHEREAS, the Company and Ameritrust propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Ameritrust will merge with and into the Company, which will be the surviving corporation in the merger, subject to and in accordance with the terms and conditions set forth in the Merger Agreement; and

        WHEREAS, in connection with the anticipated


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approval, execution, and delivery of the Stock Option Agreement and the Merger

Agreement, the Board of Directors of the Company has adopted, in accordance with

Section 26 of the Rights Agreement, a resolution approving this Amendment and directing the appropriate officers of the Company to take all appropriate steps to execute, deliver, and put into effect this Amendment, and an appropriate officer of the Company has provided a certificate to the Rights Agent as provided for in Section 26 of the Rights Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

        1.   AMENDMENT OF SECTION 1(a).  Section 1(a) of the Rights Agreement is

amended to read as follows:

        (a)  An "Acquiring Person" means any Person (other than the
    Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan) that, together with all Affiliates and Associates of the Person, is the Beneficial Owner of more than 15% of the Common Shares of the Company then outstanding, except that
    (i) a Person will not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares as a result of a reduction in the number of Common Shares outstanding unless subsequent to the reduction the Person, or any Affiliate or Associate of the Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally, (ii) a Person will not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares inadvertently and, as soon as practicable after the Person learns

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   about such beneficial ownership, divests a sufficient number of Common
   Shares so that the Person ceases to be the Beneficial Owner of more than 15% of the Common Shares, and (iii), for purposes of this Section 1(a), neither Ameritrust nor any Affiliate or Associate of Ameritrust shall be deemed to be the Beneficial Owner of Common Shares of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction contemplated by the Stock Option Agreement, the Merger Agreement, or both, so long as Ameritrust or any Subsidiary of Ameritrust is not the Beneficial Owner of any Common Shares of the Company other than (A) Common Shares of the Company of which Ameritrust or any Subsidiary of Ameritrust is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction contemplated by the Stock Option Agreement, the Merger Agreement, or both, (B) Common Shares of the Company Beneficially Owned by Ameritrust or any Subsidiary of Ameritrust on September 12, 1991, or Common Shares of the Company acquired after September 12, 1991 by any Affiliate or Associate of Ameritrust (other than a Subsidiary of Ameritrust), (C) Common Shares of the Company of which Ameritrust or any Subsidiary of Ameritrust inadvertently becomes the Beneficial Owner after September 12, 1991, provided that the number of such Common Shares does not exceed 1/2% of the Common Shares of the Company then outstanding and that Ameritrust or any such Subsidiary, as the case may be, divests such Common Shares as soon as practicable after it learns about such beneficial ownership, and (D) Common Shares of the Company Beneficially Owned or otherwise held by Ameritrust or any Subsidiary of Ameritrust in trust accounts or otherwise acquired in the ordinary course of its banking or trust business.

        2.      AMENDMENT OF SECTION 1(i).  Section 1(i) of the Rights Agreement

is amended to read as follows:

        (i)     A "Flip-in Event" means any event described in paragraphs
   (A), (B), and (C) of Section 11(a)(ii), except that no Flip-in Event shall be deemed to have occurred under any of the circumstances set forth in
   Section 34 of this Agreement.



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        3.      AMENDMENT OF SECTION 1(j).  Section 1(j) of the Rights Agreement

is amended to read as follows:

        (j)     A "Flip-over Event" means any event described in clauses
   (x), (y), and (z) of Section 13(a), except that no Flip-over Event shall be deemed to have occurred under any of the circumstances set forth in Section 34 of this Agreement.

        4.      AMENDMENT OF SECTION 1(p).  Section 1(p) of the Rights Agreement

is amended to read as follows:

        (p) The "Shares Acquisition Date" means the first date of public announcement by the Company or by an Acquiring Person (whether by press release, filing made with the Securities and Exchange Commission, or otherwise) that a person has become an Acquiring Person, except that no Shares Acquisition Date shall be deemed to have occurred under any of the circumstances set forth in Section 34 of this Agreement.

        5.      AMENDMENT OF SECTION 1(s).  Section 1(s) of the Rights Agreement

is amended to read as follows:

        (s) A "Triggering Event" is deemed to occur (i) at the close of business on the 20th calendar day following the occurrence of a Flip-in Event or (ii) upon the occurrence of a Flip-over Event, except that no Triggering Event shall be deemed to have occurred under any of the circumstances set forth in Section 34 of the Rights Agreement.

        6.     ADDITION OF SECTION 1(t).  A new Section 1(t) is added to the

Rights Agreement, to read as follows:

        (t) The "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of September 12, 1991, by and between Ameritrust and the Company, as the same may be from time-to-time amended.

         7.    ADDITION OF SECTION 1(u).  A new Section 1(u) is added to the

Rights Agreement, to read as follows:


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        (u)     "Ameritrust" shall mean Ameritrust Corporation, a Delaware corporation, and its successors.

        8.       ADDITION OF SECTION 1(v).  A new Section 1(v) is added to the

Rights Agreement, to read as follows:

        (v) "Stock Option Agreement" shall mean the Society Corporation Stock Option Agreement, dated as of September 12, 1991, by and between Ameritrust and the Company, as the same may be from time-to-time amended.

        9.       AMENDMENT OF SECTION 3(a).  Section 3(a) of the Rights

Agreement is amended to read as follows:

        (a) Except as otherwise provided in Section 34 of this Agreement, until the earlier of (i) the close of business on the 20th calendar day after the Shares Acquisition Date or (ii) the close of business on the 20th calendar day after the date of the commencement by any Person (other than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), of a tender offer or exchange offer the consummation of which would result in the Person making the tender offer or exchange offer becoming an Acquiring Person (the earlier of these dates is referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares of the Company registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also be deemed to be certificates for Rights) and not by separate Right certificates, and the Rights will be transferable only in connection with the transfer of the Common Shares on the transfer books of the Company maintained by the Company or its transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of the holder shown on the records of the Company or its transfer agent, a Right certificate, in substan-

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    tially the form of Exhibit A ("Right Certificate"), evidencing one Right for each Common Share held of record as of the close of business on the Distribution Date. From and after the close of business on the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

                10.     AMENDMENT OF SECTION 3(c). Section 3(c) of the Rights

Agreement is amended to read as follows:

               (c) Rights shall be issued in respect of all Common Shares that are (i) issued after the Record Date but before the earlier of the occurrence of a Triggering Event or the Expiration Date, (ii) issued after the Record Date but before the Expiration Date in exchange for Common
    Stock, par value $1.00 per share, of Trustcorp, Inc., a Delaware corporation, upon consummation of the merger of Trustcorp, Inc. into the Company, (iii) issued after the Record Date but before the Expiration Date in exchange for Common Stock, par value $l.66-2/3 per share, of Ameritrust upon consummation of the merger of Ameritrust into the Company or issued pursuant to the Stock Option Agreement, or (iv) issued upon exercise, after the Record Date but before the Expiration Date, of any employee stock option granted by the Company prior to the occurrence of a Triggering
    Event. In the event that any Rights are issued in accordance with this
    Section 3(c) and, at the time of issuance, a Flip-in Event or Flip-over Event has occurred, such Rights shall be entitled to the same rights and privileges as if issued prior to the occurrence of the Flip-in Event or Flip-over Event. Certificates representing Common Shares issued or surrendered for transfer or exchange after September 12, 1991, but prior to the earlier of the Distribution Date or the Expiration Date shall bear the following legend:

            This certificate also evidences and entitles the holder to certain Rights as set forth in a Rights Agreement between Society Corporation and First Chicago Trust Company of New York,
            Rights Agent, dated as of August 25, 1989, as amended from time to time (the "Rights Agree-ment"), the terms of which are hereby incorpo-rated in this certificate by reference and a copy of which is on file at the principal exec-utive offices of Society Corporation. Under

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          certain circumstances, as set forth in the Rights
          Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Society Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person
          (as these terms are defined in the Rights Agreement) and any subsequent holder may become null and void.

    Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend shall be evidenced by the certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by the certificate.

        11.      AMENDMENT OF SECTION 7(a).  Section 7(a) of the Rights

Agreement is amended to read as follows:

        (a) Subject to Section 7(e) and Section 34, the registered holder of any Right Certificate may exercise the Rights evidenced by the Right Certificate (except as otherwise provided in this Agreement), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side duly executed, to the Rights Agent at its office in New York, together with payment of the aggregate Purchase Price (or, upon the occurrence of a Triggering Event, the aggregate Exercise Price) with respect to the number of Common Shares as to which the surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) September 12, 1999 (the "Final Expiration Date") and (ii) the date on which the Rights are redeemed as provided in
    Section 23 (the earlier of these dates is referred to as the "Expiration Date").




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                12.     AMENDMENT OF SECTION 11(a)(ii).  Section 11(a) (ii) (A)

of the Rights Agreement is amended to read as follows:

                (A) any Person (other than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of more than 15% of the Common Shares of the Company then outstanding, except that this clause (A) shall not apply (x) if the Person becomes the Beneficial Owner of more than 15% of the Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares of the Company at a price and on other terms determined by the Board of Directors of the Company (prior to the purchase of Common Shares pursuant to the tender or exchange offer) to be fair to and in the best interests of the Company and its shareholders, employees, customers, and other constituencies, (y) if the Person becomes the Beneficial Owner of more than 15% of the Common Shares as a result of a reduction in the number of Common Shares then outstanding unless subsequent to the reduction the Person, or any Affiliate or Associate of the Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally, or (z) if the Person becomes the Beneficial Owner of more than 15% of the Common Shares inadvertently and, as soon as practicable after the Person learns about such beneficial ownership, divests a sufficient number of Common Shares so that the Person ceases to be the Beneficial Owner of more than 15% of the Common Shares, and except further that, for purposes of this Clause (A), neither Ameritrust nor any Affiliate or Associate of Ameritrust shall be deemed to be the Beneficial Owner of Common Shares of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction contemplated by the Stock Option Agreement, the Merger Agreement, or both, so long as Ameritrust or any Subsidiary of Ameritrust is not the Beneficial Owner of any Common Shares of the Company other than (A) Common Shares of the Company of which Ameritrust

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    or any subsidiary of Ameritrust is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction contemplated by the Stock Option Agreement, the Merger Agreement, or both, (B) Common Shares of the Company Beneficially Owned by Ameritrust or any Subsidiary of Ameritrust on September 12, 1991, or Common Shares of the Company acquired after September 12, 1991 by any Affiliate or Associate of Ameritrust (other than a Subsidiary of Ameritrust), (C) Common Shares of the Company of which Ameritrust or any Subsidiary of Ameritrust inadvertently becomes the Beneficial Owner after September 12, 1991, provided that the number of such Common Shares does no exceed 1/2% of the Common Shares of the Company then outstanding and that Ameritrust or any such Subsidiary, as the case may be, divests such Common Shares as soon as practicable after it learns about such beneficial ownership, and (D) Common Shares of the Company Beneficially Owned or otherwise held by Ameritrust or any Subsidiary of Ameritrust in trust accounts or otherwise acquired in the ordinary course of its banking or trust business, or

        13.     ADDITION OF SECTION 34.  A new Section 34

is added to the Rights Agreement, to read as follows:

        34. CERTAIN EVENTS. Notwithstanding any provision of this Agreement to the contrary, no Distribution Date, Shares Acquisition Date, Flip-In Event, Flip-over Event, or Triggering Event shall be deemed to have occurred, and no holder of Rights shall be entitled to exercise the Rights under or be entitled to any rights pursuant to Sections 7(a), il(a), or 13(a) of this Agreement, solely by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or solely by reason of the consummation of any transaction contemplated by the Stock Option Agreement, the Merger Agreement, or both, except that in the event Ameritrust or any Subsidiary of Ameritrust becomes the Beneficial Owner of any Common Shares of the Company other than pursuant to clauses
    (i), (ii), or (iii) of Section 1(a) above, the provisions of this Section 34 shall not be applicable.

        14.     EFFECTIVENESS.  This Amendment shall be deemed to be in force and effective immediately upon execution


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and delivery of the Stock Option Agreement, the Merger Agreement, or both.

Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        15.     MISCELLANEOUS.

        (a)     This Amendment shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns.

        (b)     Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights Agreement.

        (c)     This Amendment shall be deemed to be a contract made under the substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

        (d)     This Amendment may be executed in any number of counterparts,

each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

        (e)     If any term, provision, covenant, or restriction of this

Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions,

covenants, and restrictions of this Amendment



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shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.




                              SOCIETY CORPORATION


                           By:/s/ Robert W. Gillespie
                              -----------------------
                              Name: Robert W. Gillespie
                              Title: Chairman of the
                                     Board and Chief
                                     Executive Officer




                            FIRST CHICAGO TRUST COMPANY OF
                            NEW YORK


                             By:/s/ John C. Bambach
                               -----------------------
                               Name: John C. Bambach
                               Title: Vice President